                                                                    EXHIBIT 22.1


                                                       SUBSIDIARIES OF REGISTRANT
                                                       --------------------------



                                                                                   PERCENTAGE
                                                                                   OF VOTING STATE OR
                                                                                   SECURITIES JURISDICTION OF
CORPORATION                                                   OWNED BY             OWNED INCORPORATION
-----------                                                   --------             -------------------
Butler Service Group, Inc.                                    Registrant           100           New Jersey
AAC Corp.                                                     Registrant           100           Delaware
Sylvan Insurance Co. Ltd.                                     Registrant           100           Bermuda
Butler Airport Services, Corp.                                Registrant           100           Maryland
Butler of New Jersey Realty Corp.                             Registrant           100           New Jersey



                                           BUTLER SERVICE GROUP, INC. ("BSG") SUBSIDIARIES
                                           -----------------------------------------------


Butler Service Group-UK, Ltd.                                 BSG                  100           United Kingdom
Butler Airport Services, Ltd.                                 BSG                  100           United Kingdom
Butler Services International, Inc.                           BSG                  100           Delaware
Butler Telecom, Inc.                                          BSG                  100           Delaware
Butler Services, Inc.                                         BSG                  100           Delaware
Butler Utility Services, Inc.                                 BSG                  100           Delaware
BlueStorm, Inc.                                               BSG                  100           Delaware
Data Performance, Inc.                                        BSG                  100           Illinois
Butler Airport Services, Inc.                                 BSG                  100           Cayman Islands